Exhibit 5

                                                            Date

Fleet Financial Group, Inc.
One Federal Street
Boston, MA  02110

      RE:   Fleet Financial Group, Inc.
            Amended and Restated 1992 Stock Option and Restricted Stock Plan

Ladies and Gentlemen:

      I am Senior Counsel of Fleet Financial Group, Inc., a Rhode Island corporation (the "Company"). In that capacity, I have acted as counsel for the Company with respect to the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of 27,500,000 additional shares of the Company's Common Stock, $.01 par value, including the associated preferred share purchase rights (the "Shares"), to be issued pursuant to the Company's Amended and Restated 1992 Stock Option and Restricted Stock Plan, as amended (the "Plan").

      As counsel for the Company, I have examined, among other things, the provisions of such applicable federal and state laws and the Restated Articles of Incorporation of the Company, as amended, the By-laws of the Company, as amended, the Plan, all corporate minutes and proceedings of the Company relating to the Plan, and the issuance of the Shares being registered under this Registration Statement and certain other corporate records and proceedings, including the originals and/or copies of such documents, certificates and records as I have deemed necessary and appropriate in order to render this opinion. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to me as originals, and the conformity to the originals of all documents submitted to me as certified, photostatic or conformed copies.

      Based on the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance by all necessary corporate action on the part of the Company and, upon delivery thereof and payment therefor in accordance with the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.

      I consent to being named in the Registration Statement and related prospectus as counsel who is passing upon the legality of the Common Stock. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ William F. Robinson, Jr.

                                    William F. Robinson, Jr.
                                    Senior Counsel
                                    Fleet Financial Group, Inc.